Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Nationwide Life Insurance Company and
Contract Owners of Nationwide VLI Separate Account-4:
We consent to the use of our report dated March 22, 2019, with respect to the financial statements of the sub-accounts that comprise the Nationwide VLI Separate Account-4, and the related notes (collectively, the financial statements), included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6A (File No. 333-229640), included herein.
/s/ KPMG LLP
Columbus, Ohio
August 20, 2019

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the consolidated financial statements of Nationwide Life Insurance Company and subsidiaries (the Company), dated February 27, 2019, included herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-6A (File No. 333-229640).
/s/ KPMG LLP
Columbus, Ohio
August 20, 2019